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                                                                    EXHIBIT 4.10



                            ASSET PURCHASE AGREEMENT

                           dated as of August 19, 2001

                                  by and among

                                  JACADA LTD.,

                                  JACADA, INC.,

                            JACADA (EUROPE), LIMITED,

                            PROPELIS SOFTWARE, INC.,

                     COMPUTER NETWORK TECHNOLOGY CORPORATION

                                       AND

                             CNT INTERNATIONAL LTD.


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                  This ASSET PURCHASE AGREEMENT dated as of August 19, 2001 is made and entered into by and among (i) JACADA LTD., an Israeli corporation ("Parent"), (ii) the following direct wholly-owned subsidiaries of Parent:
JACADA, INC., a Delaware corporation ("Jacada-US") and JACADA (EUROPE), LIMITED, a company organized under the laws of England ("Jacada-UK") (Jacada-US and Jacada-UK are collectively referred to herein as the "Purchasers"), (iii) Computer Network Technology Corporation, a Minnesota corporation ("CNT"), and
(iv) the following direct wholly-owned subsidiaries of CNT: Propelis Software, Inc., a Minnesota corporation (f/k/a RealLegacy.com, Inc. and CNT Acquisition I Corporation) ("Propelis") and CNT International Ltd., a company organized under the laws of England and Wales ("CNTUK"), (CNT, Propelis, and CNTUK are collectively referred to herein as the "Sellers").

                                    RECITALS:

                  WHEREAS, Sellers, through their Enterprise Integration Solutions Division ("EISD Division"), are engaged in the business of developing, marketing, licensing and selling Products and related services for the business process management and enterprise application integration marketplace (the "Business"; for the avoidance of doubt, the term "Business" shall not include the networking, managed services or SNA businesses or any other businesses of Sellers); and

                  WHEREAS, Sellers desire to sell, transfer and assign to Parent and Purchasers, and Parent and Purchasers desires to purchase and acquire from Sellers, substantially all of the assets of Sellers relating to the operation of the Business, and in connection therewith, Parent and Purchasers have agreed to assume certain of the liabilities of Sellers relating to the Business, all on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                           SALE OF ASSETS AND CLOSING

                  1.01 Assets.

                  (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Sellers will sell, transfer, convey, assign and deliver to Parent and Purchasers, and Parent and Purchasers will purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all of Sellers' right, title and interest in, to and under the assets and properties of Sellers used in connection with the Business, as the same shall exist on the Closing Date (the "Assets") including, without limitation, the following assets used in connection with the Business, but specifically excluding the Excluded Assets (as such term is defined in Section 1.01(b)):

                  (i) Inventory. All inventories of Products contained on compact disks and related documentation (the "Inventory");


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                  (ii)     Tangible Personal Property. All equipment, machinery,
         furniture, fixtures and other tangible personal property used in connection with the Business (including without limitation the items listed in Section 1.01(a)(ii) of the Disclosure Schedule) ("Tangible Personal Property");

                  (iii) Accounts Receivable. All trade and other accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of Products sold or licensed or services rendered (including without limitation deferred maintenance billings) occurring in the conduct of the Business (other than amounts due from Gelco, which shall be excluded from the Closing Date Statement), including any rights of Sellers with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

                  (iv) Personal Property Leases. The leases of tangible personal property described in Section 1.01(a)(iv) of the Disclosure Schedule as to which a Seller is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described above, the "Personal Property Leases");

                  (v) Contracts. All Contracts (other than the Real Property Leases and the Personal Property Leases) to which a Seller is a party and which are utilized in the conduct of the Business including without limitation those described in Section 1.01(a)(v) of the Disclosure Schedule (the "Assumed Agreements");

                  (vi) Prepaid Expenses; Employee Stock Option Receivables. All prepaid payroll related to UK Employees through August 31, 2001; all other prepaid expenses relating to the Business; and all employee stock option receivables; including but not limited to the items listed in Section 1.01(a)(vi) of the Disclosure Schedule (the "Prepaid Expenses");

                  (vii) Intellectual Property. All Intellectual Property used in the conduct of the Business (including Sellers' goodwill therein), including without limitation all rights in the name "Propelis Software," "Enterprise/Access," Propelis EAI, Propelis BPm, and Enterprise/Access 2000 (the "Intellectual Property Assets");

                  (viii) Licenses. All Licenses (including applications therefor) utilized in the conduct of the Business;

                  (ix) Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the minute books, stock transfer books and corporate seal of Sellers (the "Business Books and Records");

                  (x) Claims. All rights of any Seller under any claims, warranties, guaranties, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of


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         every kind and nature relating to the Business, other than those relating to the Excluded Assets or the Retained Liabilities; and

                  (xi) Other Assets and Properties. All other assets and properties of Sellers used or held for use in connection with the Business, excluding the Excluded Assets.

                  (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets and properties of Sellers (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                  (i) Cash. All operating cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

                  (ii) Real Property Leases. The leases of real property described in Section 1.01(b)(ii) of the Disclosure Schedule as to which a Seller is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon (the "Real Property Leases");

                  (iii) Personal Property Leases. The leases of tangible personal property described in Section 1.01(b)(iii) of the Disclosure Schedule as to which a Seller is the lessee or sublessee, together with any options to purchase the underlying property;

                  (iv) Contracts. All Contracts described in Section 1.01(b)(iv) of the Disclosure Schedule;

                  (v) Corporate Records. The minute books, stock transfer books and corporate seal of Sellers;

                  (vi) Benefit Plans. All Benefit Plans of Sellers including all assets thereof;

                  (vii) Insurance Policies. All casualty, liability or other policies of insurance maintained by or on behalf of the Sellers and the rights thereunder and all rights under self insurance programs;

                  (viii)   This Agreement. Sellers' rights under this Agreement;

                  (ix) Personal Property. All equipment, machinery, furniture, fixtures and other tangible personal property of any Seller
         (a) not used in connection with the Business or (b) described in
         Section 1.01(b)(ix) of the Disclosure Schedule; and

                  (x) Shared Facilities and Assets. The Shared Facilities and Assets.

                  (xi) Other. As set forth in Section 1.01(b)(xi) of the Disclosure Schedule

                  (c) Allocation of Assets. The Assets shall be allocated among Parent and the Purchasers in accordance with the terms of this
         Section 1.01(c). Parent shall acquire the Intellectual Property Assets. Jacada-UK shall acquire all Assets that are located in the


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         United Kingdom or that have a legal situs or presence in the United
         Kingdom (other than Intellectual Property Assets) (the "UK Assets"). Jacada-US shall acquire all remaining Assets (other than Intellectual Property Assets), including without limitation all Assets that are located in the United States or that have a legal situs or presence in the United States (the "US Assets"). Each of Parent and the Purchasers agree that it shall bear a portion of the Purchase Price proportionate to the value of the Assets acquired by it.

                  1.02     Liabilities.


                  (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent and Purchasers will assume and agree to pay, perform and discharge when due the following obligations of Sellers arising in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

                  (i) Personal Property Lease Obligations. All obligations of Sellers under the Personal Property Leases, so long as such obligations have been incurred in the ordinary course of business consistent with past practices (but specifically excluding liabilities for breaches thereof occurring on or prior to the Closing Date, whether occurring as a result of the transactions contemplated by this Agreement or otherwise); and

                  (ii) Obligations under Assumed Agreements. All obligations of Sellers under the Assumed Agreements, so long as such obligations have been incurred in the ordinary course of business consistent with past practices (but specifically excluding liabilities for breaches thereof occurring on or prior to the Closing Date, whether occurring as a result of the transactions contemplated by this Agreement or otherwise).

                  (iii) Accounts Payable. All trade and other accounts payable of Sellers related only to the Business incurred in the ordinary course of business consistent with past practices on or prior to the Closing Date ("Accounts Payable").

                  (iv) Other. As set forth in Section 1.02(a)(iv) of the Disclosure Schedule.

                  (b) Retained Liabilities. Except for the Assumed Liabilities, Parent and Purchasers shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Sellers (including, without limitation, those related to the Business or any Benefit Plans) of any kind, character or description whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed and regardless of when asserted (the "Retained Liabilities"). Sellers shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities.

                  (c) Allocation of Liabilities. The Assumed Liabilities shall be allocated among Parent and Purchasers in a manner consistent with the allocation of the Assets pursuant to Section 1.01(c).

                  1.03     Purchase Price; Allocation of Purchase Price.

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                  (a)      Purchase Price. The Purchase Price, as adjusted
pursuant to Section 1.06, for the Assets (the "Purchase Price") will consist of
(i) SIX MILLION DOLLARS ($6,000,000) in cash; and (ii) a warrant (the "Warrant") to purchase THREE HUNDRED FIFTY THOUSAND (350,000) unregistered ordinary shares, NIS $0.01 par value (the "Underlying Shares"), of Parent, which Warrant shall be substantially in the form of the warrant attached hereto as Exhibit 1.03(a). Parent and Purchasers shall be jointly and severally liable for payment of the Purchase Price.

                  (b) Escrowed Amount. As security for the indemnification obligations of the Sellers pursuant to Article IX, the "Escrowed Amount" (as defined below) will be delivered by Parent and Purchasers to the Escrow Agent at Closing, to be held, administered and disbursed by the Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form of Exhibit 1.03(b) attached hereto (the "Escrow Agreement"). As used herein, the term "Escrowed Amount" means $600,000.00, subject to increase or decrease post-Closing by deposit or withdrawal, as applicable, to reflect ten percent (10%) of the cash portion of the Purchase Price, as adjusted pursuant to Section 1.06.

                  (c) Allocation of Purchase Price. Upon completion of the Purchase Price adjustment pursuant to Section 1.06, Parent and Purchasers and Sellers shall negotiate in good faith and determine the allocation of the consideration paid by Parent and Purchasers for the Assets. Each party hereto agrees (i) that any such allocation shall be consistent with the requirements of
Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

                  1.04 Closing. The Closing will take place at the offices of Smith, Gambrell & Russell, LLP in Atlanta, Georgia, at 10:00 a.m. EST, on August 23, 2001 or on such other date and time as Parent and Purchasers and Sellers shall mutually agree (the "Closing Date"). At the Closing, Parent and Purchasers will (a) pay Sellers the cash portion of the Purchase Price (less the Escrowed Amount) by wire transfer of immediately available funds to such account as Sellers may reasonably direct by written notice delivered to Parent and Purchasers by Sellers at least two (2) Business Days before the Closing Date and
(b) deliver the Warrant to CNT. Simultaneously, Sellers will assign and transfer to Parent and Purchasers good and valid title in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) one or more Bills of Sale in form and substance reasonably acceptable to Sellers and Parent and Purchasers (the "Bills of Sale"), duly executed by Sellers, (ii) an assignment of the Intellectual Property Assets and other intangible Assets in form and substance reasonably acceptable to Sellers and Parent and Purchasers, duly executed by Sellers (the "General Assignment"), and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Sellers and Parent and Purchasers, as shall be effective to vest in Parent and Purchasers good title to the Assets (free and clear of all Liens, other than Permitted Liens) (the Bill of Sale and the other instruments referred to in clauses (ii) and (iii) being collectively referred to herein as the "Assignment Instruments"), and (d) Parent and


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Purchasers will assume from Sellers the due and punctual payment, performance and discharge of the Assumed Liabilities by delivery of one or more Assumption Agreements in form and substance reasonably acceptable to Sellers (the "Assumption Agreements"), duly executed by Parent and Purchasers, and such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Sellers, as shall be effective to cause Parent and Purchasers to assume the Assumed Liabilities as and to the extent provided in Section 1.02(a) (the Assumption Agreements and such other instruments being collectively referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to Sellers and Parent and Purchasers the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles V and VI.

                  1.05 Prorations. Prorations relating to the Assets and the ownership and operation of the Business will be made by the parties as of the Closing Date, with the Sellers liable to the extent such items relate to any time period prior to the Closing Date and Parent and Purchasers liable to the extent such items relate to the periods beginning with and subsequent to the Closing Date. Except as otherwise agreed by the parties, the net amount of all such prorations will be settled and paid on the Closing Date. No prorations will be made for accruals reflected on the Closing Date Statement.

                  1.06     Closing Date Balance Sheet.

                  (a) Within thirty (30) days following the Closing Date, Sellers shall prepare a statement of Assets and Assumed Liabilities based on the Closing Date balance sheet of the Sellers (the "Closing Date Statement"). Except as provided in the following sentence, the Closing Date Statement will include only the Assets and the Assumed Liabilities, and shall be prepared in accordance with generally accepted accounting principles consistently applied and the accounting practices used to prepare the Carve-Out Financial Statements consistent with the Business Books and Records. The Closing Date Statement will
(i) also include as an Asset all outstanding obligations of customers of Sellers to make payments to Sellers for Products delivered or services rendered relating to the Business but with respect to which the customers have not yet been invoiced or billed and (ii) will not include any reference to severance payments or obligations. Parent and Purchasers acknowledge that Sellers have not historically included a separate reserve for receivables related to the EISD Division, and the Closing Date Statement will include a reasonable reserve for accounts receivable, calculated in accordance with GAAP.

                  (b) In the event that the amount calculated by subtracting the Assumed Liabilities from the Assets as set forth on the Closing Date Statement (the "Adjusted Net Worth") is greater than $2,175,000.00, Parent and Purchasers shall pay Sellers in cash the difference between the Adjusted Net Worth and $2,175,000.00. If the Adjusted Net Worth is less than $2,175,000.00, Sellers shall pay Parent and Purchasers in cash the difference between $2,175,000.00 and the Adjusted Net Worth. Payment shall be made by wire transfer within three (3) business days after the parties either agree upon the difference or the difference is determined as set forth in Section 1.06(c).

                  (c) Parent and Purchasers shall have the right to review fully all work papers relating to the Closing Date Statement in order to confirm that such Closing Date Statement has


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been determined as provided herein. Parent and Purchasers shall complete their review of such Closing Date Statement within thirty (30) days after such determination and related documentation have been made available for its review. If Parent and Purchasers believe that any adjustment should be made to such Closing Date Statement in order for said amount to be determined in accordance with the requirements of this Section, Parent and Purchasers shall give the Sellers written notice of such adjustments. If the Sellers agree with the adjustments proposed by Parent and Purchasers, the adjustments shall be made to such Closing Date Statement. If there are proposed adjustments which are disputed by the Sellers, then the Sellers and Parent and Purchasers shall negotiate in good faith to resolve all disputed adjustments. If, after a period of thirty (30) days following the date on which Parent and Purchasers gives the Sellers written notice of any proposed adjustments, any such adjustments still remain disputed, Parent and Purchasers and the Sellers will jointly engage Deloitte & Touche LLP (the "Independent Accountant") to resolve any remaining disputed adjustments in accordance with this Agreement, and the decision of such firm shall be final, binding and nonappealable on the parties hereto and shall be deemed a final arbitration award that is enforceable pursuant to the terms of the Federal Arbitration Act. Payment required under Section 1.06(b) and (c) shall be tendered within three (3) business days after the earlier of the agreement of the parties on the amount thereof or a written notice of any resolution of such amount has been given by the Independent Accountant to the parties hereunder. All fees and expenses of the Independent Accountant incurred in connection with such resolution shall be split equally between the parties.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby jointly and severally represent and warrant to Parent and Purchasers as follows as of the date hereof and as of the Closing Date, subject to the exceptions specifically disclosed in writing in the Disclosure Schedule, the sections of which correspond to the Sections of this
Agreement:

                  2.01 Organization of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease its assets and properties used in the Business. Each Seller is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.01 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of the Business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified or licensed and in good standing as could not reasonably be expected to have a materially adverse effect (a "Material Adverse Effect") on the Condition of the Business.

                  2.02 Authority; Execution. Each Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by each Seller of its


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obligations hereunder and thereunder, have been duly and validly authorized by its board of directors and its shareholders, no other corporate action on the part of such Seller or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by each Seller of the Operative Agreements to which such Seller is a party, such Operative Agreements, assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by Parent and Purchasers, will constitute legal, valid and binding obligations of each Seller enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to creditors rights and to general principles of equity.

                  2.03 Capitalization; Ownership of Subsidiaries. CNT owns all of the issued and outstanding shares of Propelis and CNTUK. The Assets do not include any shares of capital stock or any other ownership interest in, or securities of, any corporation, partnership, joint venture or other legal entity.

                  2.04 No Conflicts. The execution and delivery by each Seller of this Agreement do not, and the execution and delivery by each Seller of the Operative Agreements to which it or he is a party, the performance by each Seller of their respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles or certificate of incorporation or bylaws of any Seller;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure Schedule, conflict with or result in a material violation or breach of any term or provision of any Law or Order applicable to any Seller or any of the Assets; or

                  (c) except as disclosed in Section 2.04 of the Disclosure Schedule, (i) conflict with or result in a material violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require any Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any Seller or any of the Assets under, any material Contract or License to which any Seller is a party or by which any of the Assets is bound.

                  2.05 Governmental Approvals and Filings. Except as disclosed in Section 2.05 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it or he is a party or the consummation of the transactions contemplated hereby or thereby.


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                  2.06     Pro Forma Financial Information. Section 2.06 of the
Disclosure Schedule sets forth true and complete copies of the pro forma unaudited balance sheet of the Business as of April 30, 2001, and the pro forma unaudited profit and loss statement for the Business for the fiscal year ended January 31, 2001 and the three-month period ended April 30, 2001. Except as disclosed in Section 2.06 of the Disclosure Schedule, all such financial statements (a) have been prepared by Sellers on a pro forma basis to reflect the operation of the Business as a separate operating unit, (b) fairly present in all material respects the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (c) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Sellers. The Business Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and the Business Books and Records provided a fair and accurate basis for the preparation of the Financial Statements delivered to Parent and Purchasers in accordance with this Section.

                  2.07 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since April 30, 2001 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business. Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule, there has not occurred, between April 30, 2001 and the date hereof, any of the following:

                  (a) (i) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $100,000 or more; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any employment-related Contract or other compensation arrangement with or for Employees; or (iii) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented alternatives, only to the extent the alternative which Sellers reasonably believed to be the least costly was chosen;

                  (b) (i) incurrences by Seller of Indebtedness with respect to the conduct of the Business in an aggregate principal amount exceeding $25,000, or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller with respect to the conduct of the Business;

                  (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of any Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $25,000;


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                  (d)      any material change in (i) any pricing, investment,
accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (ii) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

                  (e) any write-off or write-down of or any determination to write-off or write-down any of the Assets;

                  (f) (i) any acquisition or disposition of any material amount of Assets, other than Inventory in the ordinary course of business consistent with past practice; or (ii) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets;

                  (g) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.18 or (ii) any License;

                  (h) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $25,000;

                  (i) any transaction with any officer, director, Affiliate or Associate of any Seller or any Associate of any such officer, director or Affiliate (i) outside the ordinary course of business consistent with past practice or (ii) other than on an arm's-length basis;

                  (j) any disposal of or lapse of any rights to the use of any Intellectual Property, or disclosure to any Person of any trade secret, formula, process or know-how not theretofore a matter of public knowledge without obtaining an appropriate confidentiality agreement from such person;

                  (k) any sale, assignment, transfer or license of any Intellectual Property, except for nonexclusive licenses granted to customers in the ordinary course of business;

                  (l) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                  (m) any other transaction involving or development affecting the Business or the Assets outside the ordinary course of business consistent with past practice.

                  2.08 No Undisclosed Liabilities. Except as reflected or reserved against in the April 30, 2001 balance sheet of the Business or as disclosed in Section 2.08 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Condition of the Business.


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                  2.09     Taxes.

                  (a) Each Seller has timely paid all Taxes, and all interest and penalties due thereon and payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Asset, would otherwise adversely affect the Business or would result in Parent or Purchasers becoming liable or responsible therefor.

                  (b) Each Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Asset, would otherwise adversely affect the Business or would result in Parent or Purchasers becoming liable therefor.

                  (c) Section 2.09(c) of the Disclosure Schedule contains an entity-by-entity complete and accurate list of (i) all jurisdictions to which any material amount of Tax has been paid or is properly payable by or with respect to any Seller or its Affiliates with respect to the Business or the Assets during the preceding three years, and (ii) all Tax Returns that have been filed or are properly required to be filed in any such jurisdiction and on which material amounts of Taxes are required to be shown by or with respect to any Seller or its Affiliates with respect to the Business or the Assets during the preceding three years (or with respect to which the failure to file could have a Material Adverse Effect on the Condition of the Business).

                  (d) Except as set forth in Section 2.09(d) of the Disclosure
Schedule: (i) each Seller and its Affiliates has filed on a timely basis (or has received a valid extension to file) with the appropriate Tax Authorities all Tax Returns (applicable to the Business or the Assets) on which material amounts of Taxes are required to be shown by the applicable laws of any jurisdiction (or the failure of which to file could have a Material Adverse Effect on the Condition of the Business); and (ii) all such returns are true, correct, and complete in all material respects.

                  2.10     Legal Proceedings. Except as disclosed in Section
2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting any Seller with respect to the Business or any of the Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent or Purchasers, or (ii) if determined adversely to such Seller, could reasonably be expected to result in (A) any injunction or other equitable relief that would interfere in any material respect with the Business or (B) Losses by Sellers, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000; and

                  (b) there are no Orders outstanding against any Seller with respect to the Business or the Assets.

                  2.11 Compliance With Laws and Orders. Except as disclosed in Section 2.11 of the Disclosure Schedule, Sellers are not, nor have they at any time within the last three (3) years been, nor have they received any notice that they are or have at any time within the last three (3) years been, in violation of or in default under any Law or Order applicable to the Business or the Assets in a manner that could reasonably be expected to have a Material Adverse Effect on the Condition of the Business.

                  2.12 Employee Benefits; ERISA. Sellers do not have any liability under, nor are they subject to any Lien, restriction or other adverse right relating to, any "employee benefit plan" (as defined in Section 3(3) of ERISA), including any multiemployer plans (as defined in Section 4001(a)(3) of ERISA) or any other bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance stock purchase, stock option or other fringe benefit plan, arrangement or practice maintained, or contributed to, by any Seller for the benefit of any current or former employees, officers or directors (collectively, the "Benefit Plans") (i) that would affect in any manner whatsoever Parent or either Purchaser's right, title and interest in, or right to use or enjoy (free and clear of any Lien, other than Permitted Liens, or restriction), the Assets or (ii) that would result in the assumption by or imposition on Parent or either Purchaser of any liability other than liabilities expressly included as Assumed Liabilities or as contemplated by Section 9.06(e).

                  2.13     Property.

                  (a) Sellers do not own any real property which is used in connection with the Business. Section 2.13(a) of the Disclosure Schedule lists all leases of real property used in connection with the Business to which any Seller is a party.

                  (b) Seller is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the Annual Financial Statements and tangible personal property acquired since the Annual Financial Statement Date other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.13(b) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies with all applicable Laws in all material respects.

                  2.14     Orders; Commitments; Warranties and Returns.
Section 2.14 of the Disclosure Schedule sets forth Sellers' warranties currently made with respect to the Business, and current policies with respect to returns of products. Except as set forth in Section 2.14 of the Disclosure Schedule, Sellers have experienced no actual or, to their Knowledge, threatened claims against them for warranty costs exceeding $25,000 in the aggregate. As used above, the term "warranty cost" shall mean customer refund and other costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

                  2.15     Intellectual Property

                  (a) Section 2.15(a) of the Disclosure Schedule sets forth a list of all patents, patent applications, copyright registrations (and applications therefor), and trademark and trade name registrations (and applications therefor) and trade names owned by any Seller and used in the Business. Each of the federal and state registrations relating to the foregoing Assets is valid and in full force and effect. Section 2.15(a) of the Disclosure Schedule also sets forth a list of any unregistered trademarks, trade names, service marks, brand names, logos or other identifiers for the Products or otherwise used in the Business.

                  (b) Section 2.15(b) of the Disclosure Schedule sets forth a list of all patents, software and other technology used in the Business and for which the Sellers do not own all right, title and interest (collectively, the "Third Party Technology"), and all license agreements or other contracts pursuant to which the Sellers have the right to use the Third Party Technology (the "Third Party Licenses"). Sellers have the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses) all Third Party Technology that is incorporated or used in the Business, and no royalties or other compensation is payable for the right to use such Third Party Technology other than as expressly set forth in the Third Party Licenses. Sellers have not received notice that any party to any such license intends to cancel, terminate or refuse to renew (if renewable) such license or to exercise or decline to exercise any option or right thereunder, and Sellers have used the Third Party Technology in accordance with all of the terms of the Third Party Licenses. Sellers are not in breach of any Third Party Licenses.

                  (c) Section 2.15(c) of the Disclosure Schedule sets forth a list of all software products and tools developed, produced, marketed or sold by Sellers in the operation of the Business as of the Closing, or since January 1, 1998 (the "Products").

                  (d) All the Intellectual Property Assets are owned by Sellers free and clear of all Liens, other than Permitted Liens. Except as set forth on Section 2.15(d) of the Disclosure Schedule and other than nonexclusive licenses granted in the ordinary course of business, Sellers have not granted to any third party any rights or permissions to use any of the Intellectual Property Assets. Sellers have not received any notice or claim (whether written, oral or otherwise) challenging Sellers' ownership or rights in the Intellectual Property Assets or claiming that any other person or entity has any legal or beneficial ownership with respect thereto or challenging the validity or enforceability of the Intellectual Property Assets.

                  (e) Except as set forth in Section 2.15(e) of the Disclosure Schedule, Sellers have obtained an enforceable written assignment of all right, title and interest in and to each item of the Intellectual Property Assets owned by Sellers from each person or entity participating in the discovery, development or creation of such item and, except with respect to employees, have provided to Parent and Purchasers true and correct copies of each such assignment. Except as otherwise provided in Section 2.15(e) of the Disclosure Schedule, Sellers have no obligation to compensate, or to obtain the consent of, any third party for the use of any item of the Intellectual Property Assets. Since January 1, 1998, all employees, independent contractors, or other persons who have had access to or participated in the development in any of the Intellectual Property Assets owned by Sellers have signed appropriate confidentiality and non-disclosure agreements and, in the case of independent contractors, appropriate work for hire agreements and assignments, sufficient to protect Sellers' ownership rights in the Intellectual Property Assets and the unauthorized use or disclosure of same. All registrations and applications to register the Intellectual Property Assets in each of the countries in which any of the same is registered are valid and subsisting in all respects and have been properly maintained in all material respects. No party has asserted any claim to any moral rights with respect to the Intellectual Property Assets owned by Sellers.

                  (f) Section 2.15(f) of the Disclosure Schedule sets forth a complete list (but, in the case of nonexclusive licenses granted by Sellers in the ordinary course of Business, only since January 1, 1998) of all software licenses (other than evaluation licenses) for the Products, which list identifies for each such software license (i) the end user, (ii) the Products licensed, (iii) any license fees payable after the date of this Agreement, (iv) any continuing obligations of Sellers under such software license, and (v) the term of the software license. Except for software licenses and as otherwise provided on Section 2.15(f) of the Disclosure Schedule, Sellers have not granted any license or other right to use, in any manner, any item of Intellectual Property Assets, whether or not requiring the payment of royalties, and no third party has any right to use any of the Intellectual Property Assets owned by Sellers. Except as set forth on Section 2.15(f) of the Disclosure Schedule, Sellers have not licensed, leased, sold or otherwise transferred or disclosed the source code for any of the Products to any person or entity other than to Sellers' employees and independent contractors pursuant to an agreement with such employees and independent contractors protecting the intellectual property rights therein and the nondisclosure thereof.

                  (g) Neither Sellers' operation of the Business prior to Closing nor the Intellectual Property Assets infringe, violate or interfere with or constitute a misappropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity. Sellers have not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by either Sellers' operation of the Business or the Intellectual Property Assets.

                  (h) There is neither pending nor to the Knowledge of Sellers threatened any suit, action, claim, arbitration, grievance, litigation, administrative or legal or other proceeding, or investigation, against Sellers or its licensors contesting the validity of, or Sellers' right to use, any of the Intellectual Property Assets.

                  (i) To the Sellers' Knowledge, no other person or entity is infringing or misappropriating the Intellectual Property Assets.

                  (j) Except as disclosed on Section 2.15(j) to the Disclosure Schedule, (i) Sellers have not disclosed any source code to any person or entity (excluding employees, independent contractors and former employees and independent contractors); (ii) Sellers have at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information of the Business; and (iii) Sellers have not deposited any source code into any source code escrows or similar arrangements. If, as disclosed in Section 2.15(j) of the Disclosure Schedule, Sellers have deposited any source code into source code escrows or similar arrangements, to Sellers' Knowledge, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

                  (k) Except as set forth on Section 2.15(k) of the Disclosure Schedule, each Product functions substantially in accordance with the published documentation and specifications therefor. All of the Products are available in "general release form" (as opposed to only "alpha," "beta" or "early release" forms) and there exists user and technical documentation that describes the functionality provided by such Products, which user and technical documentation is substantially complete and accurate.

                  (l) Section 2.15(l) of the Disclosure Schedule sets forth a complete and accurate list of all agreements pursuant to which Sellers are obligated to provide support or maintenance for the Products, as well as all other agreements related to or concerning the Products not otherwise listed on a Schedule which contain any obligations of Sellers which have not yet been performed or fulfilled.

                  (m) To Sellers' Knowledge, the cost of Sellers' outstanding obligations (i) to perform or reperform for its customers or end users any installation, implementation, warranty, maintenance, modification, upgrade, enhancement, consulting, or other services in connection with any Products, and (ii) to deliver, license, or develop Products to or for its customers, does not exceed the aggregate payments expected to be received from those customers or end users attributable to each such obligation.

                  (n) Section 2.15(n) of the Disclosure Schedule sets forth a list of all Internet domain names used by Sellers in the Business (collectively, the "Domain Names"). Sellers have, and upon the Closing Parent will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Business as it is currently conducted.

                  (o) The Intellectual Property Assets contain all of the Intellectual Property used or held for use in, and necessary for the conduct of, the Business as conducted by Sellers as of the Closing Date.

                  (p) Web Integrator is a predecessor Product to Propelis EAI that was discontinued on December 31, 2000. Sellers have no remaining obligations under any Contract relating to Web Integrator.

                  2.16 Accounts Receivable. All Accounts Receivable represent amounts due for services performed or sales or licenses actually made in the ordinary course of business and properly reflect the amounts due. The bad debt reserves and allowances reflected in the Closing Date Statement have been calculated in accordance with GAAP. To Seller's Knowledge, all Accounts Receivable are expected to be collectible by the Purchasers in the ordinary course of business consistent with past practice in 90 days or less.

                  2.17     [Intentionally Omitted.]

                  2.18     Contracts.

                  (a) Section 2.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements related to the Business (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent and Purchasers prior to the execution of this Agreement) to which any Seller is a party and by which any of the Assets is bound:

                  (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of any Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of any Seller to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with Sellers in connection with the Business;

                  (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

                  (iv) all Contracts with licensors, licensees, distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom any Seller deals in connection with the Business;

                   (v) all Contracts to which any Seller is a party or by which any Seller is bound that relate to the Intellectual
         Property Assets;

                  (vi) all Contracts between or among a Seller, on the one hand, and any officer, director, Affiliate of Associate of any Seller or any Associate of any such officer, director or Affiliate, on the other hand;

                  (vii)    all collective bargaining or similar labor Contracts;

                  (viii)   all Contracts relating to Indebtedness of any Seller;

                  (ix) all Contracts relating to (A) the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice, and (B) any merger or other business combination relating to the Business;

                  (x) all Contracts containing development obligations of any Seller that have not been completed; and

                  (xi)     all other Contracts with respect to the Business that
         (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any Seller of more than $25,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to such Seller.

                  (b) Each Contract required to be disclosed in Section 2.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure Schedule, neither Sellers nor, to the Knowledge of Sellers, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any respect.

                  2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered or made available to Parent and Purchasers true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure Schedule:

                  (a) Sellers own or validly hold all Licenses that are material, individually or in the aggregate, to the Business;

                  (b) each License is valid, binding and in full force and effect;

                  (c) Sellers are not, nor has they received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any License; and

                  (d) As of the Closing, all such Licenses will be validly assigned to Purchasers.

                  2.20     Affiliate Transactions. Except as disclosed in
Section 2.20 of the Disclosure Schedule, (a) no officer, director, Affiliate or Associate of any Seller or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (b) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate that, in either such case, would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Each of the transactions listed in Section 2.20 of the Disclosure Schedule is on terms that are on an arm's-length basis.

                  2.21     Employees; Labor Relations.

                  (a) Section 2.21(a) of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Each Employee has executed a nondisclosure agreement in the form provided to Parent and Purchasers. To Sellers' Knowledge, no Employee is in violation of any agreement relating to the relationship of such Employee with Sellers.

                  (b) Except as disclosed in Section 2.21(b) of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought since October 31, 1997 against Sellers with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Sellers are in compliance with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining with respect to the Employees.

                  2.22 Substantial Customers and Suppliers. Section 2.22 of the Disclosure Schedule lists the twenty (20) largest customers of the Business, on the basis of revenues for the most recently-completed fiscal year. Section
2.22 of the Disclosure Schedule lists the ten (10) largest suppliers of the Business, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Section 2.22 of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Business since April 30, 2001, or to the Knowledge of Sellers, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 2.22 of the Disclosure Schedule, to the Knowledge of Sellers, no such customer or supplier is threatened with bankruptcy or insolvency.

                  2.23     [Intentionally Omitted.]

                  2.24 Entire Business. The sale of the Assets by Seller to Parent and Purchasers pursuant to this Agreement will effectively convey to Parent and Purchasers the entire Business and all of the tangible and intangible assets and property used by Sellers (whether owned, leased or held under license by Seller, by any of Seller's Affiliates or Associates or by others) in connection with the conduct of the Business as heretofore conducted by Sellers (except for the Excluded Assets). Except for the Shared Facilities and Assets, there are no shared facilities or services which are used in connection with the Business and any other business or other operations of Sellers or any of Sellers' Affiliates or Associates.

                  2.25 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  2.26 Accredited Investor; Acquisition for Investment. CNT is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. CNT will acquire the Warrant (and, upon exercise thereof, the Underlying Shares) for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and CNT has no present intention or plan to effect any distribution of the Warrant (or, upon exercise thereof, the Underlying Shares).

                  2.27 Brokers. Except as disclosed in Section 2.27 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Parent and Purchasers without the intervention of any Person on behalf of Sellers in a manner as to give rise to any valid claim by any Person against Parent or either Purchaser for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASERS

         Parent and Purchasers, jointly and severally, hereby represent and warrant to Sellers as follows:

                  3.01 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. Each Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Parent and Purchasers have the full corporate power and authority to conduct their respective businesses as and to the extent now conducted and to own, use and lease their respective assets and properties. Parent and Purchaser are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction where the ownership, use or leasing of their respective assets and properties, or the conduct or the nature of their business makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a materially adverse effect on the financial condition of Parent and Purchasers taken as a whole (a "Parent Material Adverse Effect").

                  3.02 Authority. The execution and delivery by Parent and Purchasers of this Agreement and the Operative Agreements to which they are a party, and the performance by Parent and Purchasers of their obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Parent and Purchasers, respectively, no other corporate action on the part of Parent or Purchasers being necessary. This Agreement has been duly and validly executed and delivered by Parent and Purchasers and, assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by Sellers, constitutes, and upon the execution and delivery by Parent and Purchasers of the Operative Agreements to which they are a party, such Operative Agreements will constitute, legal, valid and binding obligations of Parent and Purchasers enforceable against Parent and Purchasers in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to creditors rights and to general principles of equity.

                  3.03 No Conflicts. The execution and delivery by Parent and Purchasers of this Agreement do not, and the execution and delivery by Parent and Purchasers of the Operative Agreements to which they are a party, the performance by Parent and Purchaser of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles or certificate of incorporation or by-laws of Parent or Purchasers, respectively; (b) conflict with or result in a material violation or breach of any term or provision of any Law or Order applicable to Parent, Purchasers or any of their assets and properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require Parent or Purchasers to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any Contract or License to which Parent or Purchasers are a party or by which any of their assets and properties is bound.

                  3.04 Governmental Approvals and Filings. Except as required under federal and state securities laws and except for the Israeli Approvals, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Purchasers is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby.

                  3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Parent or Purchasers, threatened against, relating to or affecting Parent or Purchasers or any of their respective assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements. Except as set forth in the SEC Documents (as defined below), there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against Parent or Purchasers pending or, to Parent's Knowledge, threatened, which if determined adversely to Parent or Purchasers, could be expected to result in a Parent Material Adverse Effect.

                  3.06 Capitalization. As of December 31, 2000, the authorized capital stock of Parent consisted of 30,000,000 Ordinary Shares of which 18,428,531 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable.

                  3.07 SEC Documents. Parent has furnished or made available to Sellers a true and complete copy of (a) its Annual Reports on Form 20-F for the fiscal years ended December 31, 2000 and 1999, and (b) all other filings (other than preliminary registration and proxy statements) between December 31, 1999 and the date hereof (collectively, the "SEC Documents"), which Parent filed under the federal securities laws with the Securities and Exchange Commission ("SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

                  3.08 Brokers. All negotiations relative to this Agreement and the transaction contemplated hereby have been carried out by Parent and Purchasers directly with Sellers without the intervention of any Person on behalf of Parent and Purchasers in a manner as to give rise to any valid claim by any Person against Sellers for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV
                      COVENANTS BETWEEN SIGNING AND CLOSING

                  4.01 Access. During the period commencing on the date of this Agreement and continuing through the Closing Date, Sellers, upon reasonable prior notice from Parent and Purchasers to Sellers, will (a) afford to Parent and Purchasers and their Representatives, at all reasonable times during normal business hours, full and complete access to Sellers' personnel, professional advisors, properties, contracts, books and records, and other documents and data and (b) furnish Parent and Purchasers and their Representatives with copies of all such contracts, books and records, and other existing documents and data as Parent and Purchasers may reasonably request, all of which shall be done under the supervision of such Representatives of Sellers as may be designated by Sellers from time to time.

                  4.02 Operation of the Business of Sellers. Between the date of this Agreement and the Closing Date, unless otherwise consented to in writing by Parent and Purchasers, which consent shall not be unreasonably withheld, delayed or conditioned, Sellers will:

                  (a) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct the Business in the ordinary course in a manner consistent with past practice;

                  (b)      use commercially reasonable, good faith efforts to
(i) preserve intact the current business organization of Sellers relating to the Business, (ii) keep available the services of the current officers, employees and agents of Sellers related to the Business, and (iii) maintain the relations and goodwill with their suppliers, customers, landlords, trade creditors, employees, agents, and others having business relationships with Sellers relating to the Business;

                  (c) confer with Parent and Purchasers concerning business or operational matters relating to the Business of a significant nature;

                  (d) use commercially reasonable, good faith efforts to maintain all of the Assets in their current condition, ordinary wear and tear excepted; and

                  (e) maintain the Business Books and Records in the usual, regular and ordinary manner, on a basis consistent with prior years.

                  4.03 Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, without the prior written consent of Parent and Purchasers which consent shall not be unreasonably withheld, delayed or conditioned, take any action, or fail to take any action within their reasonable control, as a result of which any of the changes or events listed in Section
2.07 would occur. In addition, without the prior written consent of Parent and Purchasers (which consent shall not be unreasonably withheld, delayed or conditioned), Sellers will not:

                  (a) settle any pending Actions or Proceedings or obtain any releases of threatened Actions or Proceedings if (i) such settlement or release would impose restrictions on Sellers' ability to conduct the Business or may adversely affect Sellers other than by reason of Sellers' payment of monies thereunder or (ii) the amounts payable by Sellers pursuant to such settlement or release would exceed Twenty Five Thousand Dollars ($25,000.00) and such settlement liability is to be assumed by Parent and Purchasers hereunder;

                  (b) invoice or bill any customer for licensee fees, support or maintenance fees or any other fees owed by the customer to the Sellers;

                  (c) materially accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

                  (d) materially accelerate or delay payment of any trade or other accounts payable in advance of or beyond their regular payment dates or the dates when the same would have been paid in the ordinary course of business consistent with past practice; or

                  (e) take any action, or fail to take any action within any Seller's reasonable control, which would result in any of the representations and warranties set forth in Article II not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  4.04 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article XI, Sellers will not, nor will any Seller cause or permit any of their respective Representatives to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to, any Person (other than Parent and Purchasers and their Representatives) relating to any transaction involving the sale of the Business or any material portion of the Assets (an "Acquisition Transaction"). Sellers covenant that from the date hereof through the Closing Date (or the termination of this Agreement), Sellers will not, directly or indirectly, enter into or authorize, or permit any Representative to enter into, any negotiation, letter of intent, commitment, agreement, understanding, or agreement in principle with any third Person for an Acquisition Transaction. Sellers covenant and agree to inform Parent and Purchasers in writing by facsimile within twenty-four (24) hours following the receipt (from the date hereof through the Closing Date or the termination of this Agreement) by any of them or their Representatives of any inquiry, proposal, offer or bid (including the terms thereof and the identity of the Person making such inquiry, proposal, offer or bid) in respect of any Acquisition Transaction.

                  4.05 Shareholder Approval. CNT will cause the transactions hereunder to be approved by Propelis and CNTUK.

                  4.06 Supplementation and Correction of Information. Between the date of this Agreement and the Closing Date, Sellers will use reasonable best efforts to promptly correct and supplement the information set forth on the Disclosure Schedule delivered by Sellers pursuant to this Agreement in order to cause such Disclosure Schedule to remain correct and complete in all respects. Sellers' delivery to Parent and Purchasers of any corrections or supplements will, without further notice or action on the part of Sellers or Parent and Purchasers, immediately and automatically constitute an amendment to the Disclosure Schedule to which such corrections and supplements relate; provided, however, that solely for purposes of determining whether the condition precedent pursuant to Section 5.01 has been satisfied, or whether Parent and Purchasers have the right to terminate this Agreement pursuant to Sections 11.01(b) or (d), any such amendment to the Disclosure Schedule will be disregarded.

                  4.07 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated herein to be effected in accordance with the terms hereof and shall cooperate fully with each other and their respective Representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

                  4.08 Public Announcements. Neither party hereto will issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of the other party hereto, except that a party may make any disclosure required to be made under applicable law or stock exchange rule if such party determines in good faith that it is necessary to do so and, if practicable, gives prior notice to the other party.

                  4.09 No Discussions with Employees. Each Seller covenants and agrees that, during the period commencing on the date hereof and continuing through the Closing Date, it will not offer post-Closing employment on any terms (whether part-time or full-time, as an employee, independent contractor or otherwise) to, or enter into any discussions concerning the same with, any Person who is an Employee as of the date hereof, other than Employees with respect to whom Parent and Purchasers have indicated to Seller in writing that they do not intend to offer employment.

                  4.10 CNT Undertaking. CNT agrees to execute and deliver to Parent an undertaking, in form and substance reasonably acceptable to CNT, as required by the provisions of the Israeli Research and Development Law in connection with the issuance of the Warrant by Parent.

                                   ARTICLE V
               CONDITIONS TO OBLIGATIONS OF PURCHASER AND PARENT

The obligations of Parent and Purchasers hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities and for Parent to issue the Warrant are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent and Purchasers in their sole discretion):

                  5.01 Representations and Warranties. Each of the representations and warranties made by Sellers in this Agreement shall be true and correct when made and, except to the extent such representations and warranties speak as of an earlier date, shall be true and correct in all material respects on and as of the Closing Date, as though made on that date (except that any representations and warranties qualified as to materiality shall be true and correct in all respects).

                  5.02 Performance. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

                  5.03 Closing Certificates. CNT shall have delivered to Parent and Purchasers: (a) a certificate, dated the Closing Date and executed by an authorized officer of CNT, in form and substance reasonably satisfactory to Parent and Purchasers, certifying that the conditions in Sections 5.01, 5.02 and
5.04 have been fulfilled; and (b) a certificate, dated the Closing Date and executed by the Secretary of Propelis and CNTUK, in form and substance reasonably satisfactory to Parent and Purchasers, as to the authenticity of the actions of the Board of Directors and shareholders authorizing the transactions contemplated herein and in the Operative Agreements. Certified copies of each of Propelis and CNTUK's certificate or articles of incorporation and bylaws (or other organizational documents) shall be attached to the secretary's certificate.

                  5.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  5.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent and Purchasers and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have occurred. Such consents shall include, without limitation, the consents of the Israeli Office of the Chief Scientist, the Israeli Investment Center of the Ministry of Industry and Trade and the Tel Aviv Stock Exchange relating to the issuance of the Warrant (the "Israeli Approvals").

                  5.06 Third Party Consents; Estoppel Certificates. All consents (or in lieu thereof waivers) set forth on Section 5.06 of the Disclosure Schedule shall have been obtained; and Parent and Purchasers shall have received an estoppel certificate executed by IntelliFrame Corporation, substantially in the form of the certificate attached hereto as Exhibit 5.06.

                  5.07 Shareholder Approval. The shareholders of Propelis and CNTUK shall have approved the Acquisition by written consent in accordance with applicable Laws and their respective Articles of Incorporation and Bylaws.

                  5.08 Opinion of Counsel. Parent and Purchasers shall have received the opinion of Leonard, Street and Deinard, Professional Association, counsel to Sellers, dated the Closing Date, substantially in the form and to the effect of Exhibit 5.08 hereto.

                  5.09 Deliveries. Sellers shall have delivered to Parent and Purchasers the General Assignment and the other Assignment Instruments.

                  5.10 Employees. The Key Employees and at least 90% of all other Employees that are offered employment with Purchasers shall have accepted such offer of employment, and shall have executed and delivered to Purchasers their standard form of confidentiality agreement. 5.11 Escrow Agreement. Sellers and Escrow Agent shall have executed and delivered to Parent and Purchasers the Escrow Agreement.

                  5.12 Due Diligence. Parent and Purchasers shall be satisfied in all respects with the results of their due diligence investigation of the Assets and the Condition of the Business.

                  5.13 Proceedings. All proceedings to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and Purchasers, and Parent and Purchasers shall have received copies of all such documents and other evidences as Parent and Purchasers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  5.14 No Material Adverse Change. Since the date of this Agreement through the Closing Date, no event shall have occurred that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of the Business.

                  5.15 Transition Services. CNT shall have executed and delivered to Parent and Purchasers the Transition Services Agreement attached hereto as Exhibit 5.15.

                  5.16 Value Added Tax. The parties shall have mutually agreed upon their respective rights and obligations relating to any value added tax payable in connection with the transfer of the Assets pursuant to the Laws of the United Kingdom.

                                   ARTICLE VI
                      CONDITIONS TO OBLIGATIONS OF SELLERS

         The obligations of Sellers hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

                  6.01 Representations and Warranties. Each of the representations and warranties made by Parent and Purchasers in this Agreement shall be true and correct when made and, except to the extent such representations and warranties speak as of an earlier date, shall be true and correct in all material respects on and as of the Closing Date, as though made on that date (except that any representations and warranties qualified as to materiality shall be true and correct in all respects).

                  6.02 Performance. Purchasers and Parent shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchasers and Parent at or before the Closing, including without limitation the payment of the cash portion of the Purchase Price (less the Escrowed Amount) and the delivery of the Warrant to the Sellers.

                  6.03 Officers' Certificate; Secretary's Certificate. Parent and Purchasers shall have delivered to Sellers: (a) a certificate, dated the Closing Date and executed by an authorized officer of Parent and Purchasers, in form and substance reasonably satisfactory to Sellers, certifying that the conditions in Sections 6.01 and 6.02 have been fulfilled; and (b) a certificate, dated the Closing Date and executed by the Secretary of Parent and Purchasers, in form and substance reasonably satisfactory to Sellers, as to the authenticity of the actions of the Board of Directors authorizing the transactions contemplated herein and in the Operative Agreements. Certified copies of Parent and Purchasers' certificate or articles of incorporation and bylaws (or other organizational documents) shall be attached to such secretary's certificate.

                  6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Parent and Purchasers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred. Such consents shall include, without limitation, the Israeli Approvals.

                  6.06 Opinions of Counsel. Sellers shall have received the opinions of (i) Smith, Gambrell & Russell, LLP, dated the Closing Date, substantially in the form and to the effect of

Exhibit 6.06 hereto, and (ii) Meitar, Liquornik, Geva & Co., dated the Closing Date, in form and substance reasonably acceptable to Sellers.

                  6.07 Deliveries. Parent and Purchasers shall have delivered to Sellers the Assumption Agreement and the other Assumption Instruments.

                  6.08 Proceedings. All proceedings to be taken on the part of Parent and Purchasers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  6.09 No Material Adverse Change. Since the date of this Agreement through the Closing Date, no event shall have occurred that has had or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Changes in the trading prices of Parent ordinary shares shall not constitute a Parent Material Adverse Effect.

                  6.10 Value Added Tax. The parties shall have mutually agreed upon their respective rights and obligations relating to any value added tax payable in connection with the transfer of the Assets pursuant to the Laws of the United Kingdom.

                                  ARTICLE VII
                              TRANSFER OF WARRANT

                  7.01 Restrictions on Transfer. CNT agrees and acknowledges that it will not, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise transfer the Warrant or solicit any offers to purchase or otherwise acquire or make a pledge of the Warrant, except to a wholly-owned subsidiary or in connection with a sale of substantially all of CNT's assets, whether by transfer, consolidation, merger or otherwise.

                                  ARTICLE VIII
        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

                  8.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent and Purchasers (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Purchasers and Parent have the right to rely fully upon the representations and warranties of Sellers contained in this Agreement. The representations and warranties of the parties contained in this Agreement will survive the Closing (a) for the applicable statute of limitations, with respect to the representations and warranties contained in Sections 2.01, 2.02, 2.03, 2.04(a) and (b), 2.05, 2.09, 3.01, 3.02, 3.03(a) and
(b) and 3.04 and (b) until the date which is twelve (12) months following the Closing Date in the case of all other representations and warranties, except that any representation or warranty that would otherwise terminate will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX and in the Escrow Agreement. The covenants and agreements of Sellers and the other parties contained in this Agreement will survive the Closing until all obligations with respect thereto have been performed or shall have been terminated in accordance with their terms.

                                   ARTICLE IX
                   INDEMNIFICATION; POST-CLOSING OBLIGATIONS

                  9.01     Indemnification.

                  (a) Subject to the other Sections of this Article IX, Sellers shall jointly and severally indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty on the part of any Seller contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein); (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of any Seller contained in this Agreement or (iii) any failure to timely pay, perform and discharge the Retained Liabilities or any Loss suffered by Parent or Purchasers from the operation of the business prior to the Closing Date (other than Losses relating to Assumed Liabilities). For the avoidance of doubt, any indemnification claims related to misrepresentation or breach of warranty shall be made pursuant to subsection (i) above.

                  (b) Subject to the other Sections of this Article IX, Parent and Purchasers shall jointly and severally indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to
(i) any misrepresentation or breach of warranty on the part of Parent or Purchasers contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein); (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Purchasers contained in this Agreement; (iii) any failure by Parent or Purchasers (as applicable) to comply with the terms and conditions of the webMethods License or the webMethods Option; (iv) any failure to timely pay, perform and discharge the Assumed Liabilities or any Loss suffered by Sellers from the operation of the Business after the Closing Date or (v) any allegation of discriminatory hiring practices of Employees by Purchasers, made by any Employee that does not receive an offer of employment from Purchasers or any Seller. For the avoidance of doubt, any indemnification claims related to misrepresentation or breach of warranty shall be made pursuant to subsection (i) above.

                  9.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 9.01 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Purchaser Indemnified Party or Seller Indemnified

Party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Escrow Agent and the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim, but only to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Escrow Agent and the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.02 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Escrow Agent and the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be reasonably, vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full by reason of Section 9.03). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time subsequent to the delivery of a Claim Notice to the Indemnified Party and prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 9.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest; and provided, further, that the Indemnified Party may choose separate counsel at the sole cost and expense of the Indemnified Party in the event that a conflict of interest arises between the Indemnified Party and the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.02(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
         Section 9.02 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to assume the defense of the Third Party Claim within the Dispute Period or fails to prosecute reasonably, vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 9.02(a)(ii), if the Indemnifying Party has notified the Escrow Agent and the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.02(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
         Section 9.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Escrow Agent and the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under
         Section 9.02, or if the Indemnifying Party fails to deliver a notice to the Escrow Agent and the Indemnified Party within the Dispute Period, then the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under
         Section 9.02 and the Escrow Agent or the Indemnifying Party (as applicable) shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction in accordance with Section 9.10.

                  (b)      In the event any Indemnified Party has a claim under
Section 9.02 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Escrow Agent and the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Escrow Agent and the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or if the Indemnifying Party fails to deliver a notice to the Escrow Agent and the Indemnified Party within the Dispute Period, then the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under

Section 9.02 and the Escrow Agent or the Indemnifying Party (as applicable) shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction in accordance with Section 9.10.

                  9.03 Liability Limits. Notwithstanding anything to the contrary set forth herein:

                  (a) Except for Losses based on fraud or Losses arising under Sections 9.01(a)(ii) or 9.01(a)(iii) or any breach of the representations and warranties in the Transition Services Agreement or failure to perform under the terms of the Transition Services Agreement (with respect to which there will be no limitation), Sellers' indemnification obligations hereunder shall be limited, in the aggregate, to the Escrowed Amount.

                  (b) Except for Losses based on fraud or Losses arising under Sections 9.01(b)(ii), 9.01(b)(iii), 9.01(b)(iv) or 9.01(b)(v) or any
breach of the representations and warranties in the Warrant or failure to perform under the terms of the Warrant (with respect to which there will be no limitation), Purchasers' and Parent's indemnification obligations hereunder shall be limited, in the aggregate, to $600,000.00.

                  (c) Except for Losses based on fraud, the indemnification provisions of this Article IX are the sole and exclusive remedy of any Purchaser Indemnified Party for breach of any of Sellers' representations or warranties contained herein.

                  (d) Except for Losses based on fraud, the indemnification provisions of this Article IX are the sole and exclusive remedy of any Seller Indemnified Party for breach of any of Parent or Purchasers' representations or warranties contained herein.

                  (e) Sellers shall not be liable to Purchaser Indemnified Parties for Losses arising under Section 9.01(a)(i), unless and until the aggregate of such Losses exceed $60,000, and then Sellers shall be liable for all such Losses, not just the amount in excess of $60,000.

                  (f) Purchasers and Parent shall not be liable to Seller Indemnified Parties for Losses arising under Section 9.01(b)(i), unless and until the aggregate of such Losses exceed $60,000, and then Purchasers and Parent shall be liable for all such Losses, not just the amount in excess of $60,000.

                  (g) All claims for Losses hereunder shall be made net of any insurance proceeds actually recovered by the party claiming such indemnification; provided, that, such party shall only be obligated to use commercially reasonable efforts to pursue any such insurance proceeds.

                  (h)      In no event shall any party be liable under this
Article IX for special, indirect, consequential (including lost profits) or punitive damages.

                  9.04 Forfeiture of Escrowed Amount. Except for Losses based on fraud or Losses arising under Sections 9.01(a)(ii) or 9.01(a)(iii), the indemnification obligations of Sellers hereunder shall be satisfied by claims against the Escrowed Amount.

                  9.05 Use of Name. Within ten (10) days after Closing, Propelis Software, Inc. shall file an amendment with the Minnesota Secretary of State to its Articles of Incorporation to change its name to CNT Acquisition I Corporation. From and after the Closing, Sellers shall not use, directly or indirectly, the name "Propelis Software," "Enterprise/Access," or "BPm," or any similar name, except in connection with customary activities related to the winding-down of the Business.

                  9.06     US Employee Matters.

                  (a) Except as specifically set forth in Section 9.06(e), Jacada-US shall have no obligation to offer employment to, or employ, any Employees in the United States ("US Employees") and Jacada-US shall have no liability in respect of any such US Employees for salary, compensation, severance, stock options or stock option plans, health, welfare, retirement or other benefits arising out of employment with Sellers. Jacada-US shall have the right, in its sole discretion, to offer employment to any US Employee, and Sellers shall have no influence or control over the selection process. Prior to Closing, Sellers shall advise all US Employees that: (i) their employment with Sellers shall terminate immediately prior to the Closing Date; (ii) Sellers shall offer its severance practice as provided in subsection (iii) below; and
(iii) upon termination of employment, they will be entitled to severance pay from Sellers in an amount to be calculated in accordance with Sellers' Standard Severance Practice (or in a greater amount, in the case of US Employees with agreements providing for same), but only in the event that they do not receive an offer of employment from Jacada-US or any Seller on or prior to the sixty-day anniversary of the Closing Date (regardless of whether they accept any such offer of employment). Sellers shall indemnify and hold Parent and Purchasers harmless against any and all damages, losses and liabilities associated with or related to the failure of Sellers to pay severance amounts to US Employees in accordance with Sellers' Standard Severance Practice.

                  (b) To the extent permitted by applicable law and the terms of the applicable Benefit Plans, US Employees of Sellers that are hired by Jacada-US shall receive credit for eligibility to participate and vesting under Jacada-US's Benefit Plans for years of service with Sellers (and their respective subsidiaries and predecessors).

                  (c) Notwithstanding any other provision of this Agreement, Sellers shall provide "continuation coverage" to all "M&A qualified beneficiaries" in connection with the transactions contemplated herein, all as determined pursuant to Section 4980B of the Internal Revenue Code and the regulations thereunder and Section 601 of ERISA et seq. Sellers shall indemnify and hold Parent and Purchasers harmless against any and all damages, losses and liabilities associated with or related to the Sellers' failure to comply with COBRA.

                  (d) Sellers shall be responsible for providing any notice of layoff or plant closings required, and any severance pay or other liabilities or obligations to US Employees under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), any successor federal law, and any applicable foreign, state or local plant closing notification statute. Sellers shall indemnify and hold Parent and Purchasers harmless against any and all damages, losses and liabilities associated with or related to Sellers' failure to comply with WARN and such other laws.

                  (e) Promptly after Closing, Parent or Purchasers shall reimburse Sellers for severance obligations actually paid by Sellers to US Employees that do not receive an offer of employment from Jacada-US or any Seller (regardless of whether they accept any such offer of employment), but only in an amount not to exceed, in the aggregate, 100% of the amount reflected in the column entitled "Base Severance" and 50% of the amount reflected in the column entitled "Additional Severance" on Exhibit 9.06(e) for each applicable US Employee, subject to Sellers providing reasonable documentation of such expenses. In the event that one or more US Employees thereafter receives an offer of employment from any Seller on or prior to the sixty-day anniversary of the Closing Date (regardless of whether they accept any such offer of employment), Sellers shall refund to Parent or Purchasers (as applicable) the associated severance costs previously paid to Sellers by Parent or Purchasers (as applicable). The foregoing reimbursement obligation shall be referred to herein as the "Severance Reimbursement Obligation".

                  9.07     UK Employee Matters.

                  (a) The parties acknowledge and agree that the sale and purchase pursuant to this Agreement will constitute a relevant transfer for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations (the "Transfer Regulations") and that it will not operate so as to terminate any of the contracts of employment of the Employees employed in the Business in the United Kingdom (the "UK Employees") and such contracts shall be transferred to Jacada-UK pursuant to the Transfer Regulations with effect from the Closing Date.

                  (b)      Jacada-UK hereby undertakes to CNTUK:

                  (i) to perform and observe, on and from the Closing Date, all employer obligations (whether arising under common law, statute, equity or otherwise) under or in connection with the contracts of employment of the UK Employees (or any of the said obligations CNTUK would have had under or in connection with the said contracts but for the Transfer Regulations); and

                  (ii) fully to indemnify and keep indemnified the Sellers against all losses, damages, costs, actions, awards, penalties, fines, proceedings, claims, demands, liabilities (including without limitation any liability to Taxes), and expenses (including, without limitation, legal and other professional fees and expenses) which the Sellers may suffer, sustain, incur, pay or be put to by reason or on account of or arising from: (A) any failure by Jacada-UK to comply with its obligations under subsection (b)(i); (B) any claim or other legal recourse by all or any of the UK Employees in respect of any fact or matter concerning or arising from employment with Jacada-UK on and from the Closing Date; (C) any claim or other legal recourse by any trade union or staff association or employee representatives in respect of all or any of the UK Employees arising from or connected with the failure by Jacada-UK to comply with its legal obligations to such trade union or staff association or employee representatives; (D) any act or omission done or omitted to be done by Jacada-UK in relation to the UK Employees on and from the Closing Date;

         (E) without prejudice to subsection (ii)(d) above, any claim or demand or other legal recourse against the Sellers by any UK Employee or other person or agent or employee or contractor who claims (whether correctly or not) that there has been a breach by Jacada-UK of Regulation 10 of the Transfer Regulations; and (F) any termination or dismissal (constructive, unfair or otherwise) or any steps taken to terminate the contract of employment, of any of the UK Employees on and from the Closing Date.

                  (c)      CNTUK hereby undertakes to Jacada-UK that:

                  (i) they have performed and observed, at all times prior to the Closing Date, all employer obligations (whether arising under common law, statute, equity or otherwise) under or in connection with the contracts of employment of the UK Employees; and

                  (ii) fully to indemnify and keep indemnified Parent and Purchasers against all losses, damages, costs, actions, awards, penalties, fines, proceedings, claims, demands, liabilities (including without limitation any liability to Taxes), and expenses (including, without limitation, legal and other professional fees and expenses) which Parent and Purchasers may suffer, sustain, incur, pay or be put to by reason or on account of or arising from: (A) any failure by CNTUK to comply with its obligations mentioned in subsection (c)(i); (B) any claim or other legal recourse by all or any of the UK Employees in respect of any fact or matter concerning or arising from employment with CNTUK prior to the Closing Date; (C) any claim or other legal recourse by any trade union or staff association or employee representatives in respect of all or any of the UK Employees arising from or connected with the failure by CNTUK to comply with its legal obligations to such trade union or staff association or employee representatives; (D) any act or omission done or omitted to be done by CNTUK in relation to the UK Employees prior to the Closing Date; (E) without prejudice to subsection (ii)(D) above, any claim or demand or other legal recourse against Parent or Purchasers by any UK Employee or other person or agent or employee or contractor who claims (whether correctly or not) that there has been a breach by CNTUK of Regulation 10 of the Transfer Regulations provided that the indemnity shall not apply where such breach results, directly or indirectly, from a breach by Parent or Purchasers of such Regulation; and (F) any termination or dismissal (constructive, unfair or otherwise) or any steps taken to terminate the contract of employment, of any of the UK Employees prior to the Closing Date.

                  (d) Without prejudice to the other provisions of this clause, the Sellers shall, at the expense of Parent and Purchasers, give Parent and Purchasers such assistance as they may reasonably require to contest any claim by any UK Employee employed in the Business at or prior to Closing resulting from or in connection with this Agreement if such claim is one for which this Agreement makes Parent and Purchasers responsible; and Parent and Purchasers shall, at the expense of Sellers, give Sellers such assistance as they may reasonably require to contest any claim by any such employee if such claim is one for which this Agreement makes the Sellers responsible.

                  9.08     Covenants Against Competition.

                  (a) In order to induce Purchasers and Parent to enter into this Agreement and consummate the transactions contemplated hereby, each Seller agrees that neither it nor any of its respective Affiliates (but specifically excluding outside members of their respective Boards of Directors) shall, without the prior written consent of Parent and Purchasers, for its own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representative or otherwise, except for the benefit of the Parent and Purchasers or their
Affiliates:

                  (i) for a period of three (3) years from the date of the Closing, engage or invest in, or own, control, manage or participate in the ownership, control or management of, or render services or advice to, any business engaged, or which it reasonably knows is undertaking to become engaged, in a Competing Business in the Restricted Territory.

                  (ii) for a period of three (3) years from the date of the Closing solicit, or assist in the solicitation of, any Person having an office or place of business within the Restricted Territory and to whom Sellers sold or provided any products or services related to the Business on, or during the two (2) year period prior to, the date of the Closing, for the purpose of obtaining the patronage of such Person for the purchase of any competitive products or services;

                  (iii) for a period of three (3) years from the date of the Closing, (A) solicit, or assist in the solicitation of, for the purpose of offering employment to or hiring, or (B) actually hire, any Person employed by Parent or either Purchaser (as an employee, independent contractor or otherwise) that was formerly an Employee of the Business; or

                  (iv) use, disclose or reveal to any Person, any Confidential Information (as defined below) of the Parent and Purchasers; provided, however, that the obligations of this clause (iv) shall terminate with respect to any business information that does not constitute a trade secret under applicable Law upon the expiration of three (3) years after the date of the Closing. "Confidential Information" means all information of the Parent and Purchasers which derives value, economic or otherwise, from not being generally known to the public, but excluding any information that comes into the public domain through no fault of Sellers or any information that is required to be disclosed by an Order or by any Law.

                  (b) Notwithstanding anything herein to the contrary, (i) it shall not be a breach of the covenant contained in subsection (a)(i) above for a Seller or any of its Affiliates to own not more than five percent (5%) of the equity interests of any Person whose equity interests are publicly traded;
(ii) it shall not be a breach of the covenant contained in subsection (a)(iii) above for Sellers to run general advertisements for employment opportunities in newspaper publications or otherwise; and (iii) the covenants described in this
Section 9.08 shall apply only if the transactions contemplated hereby are consummated at the Closing. If the transactions contemplated herein are consummated, "Confidential Information" of Parent and Purchasers shall be deemed to include all Confidential Information of Sellers related to the Business, and Sellers shall be subject to the obligations of non-use and non-disclosure contained in this Section 9.08 with respect to all of such information.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, Sellers acknowledge and agree that Parent and Purchasers' remedy at law for a breach or threatened breach of any of the provisions of Sections 9.08(a) would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by Sellers of the provisions of Sections 9.08(a), it is agreed that, in addition to its remedies at law, Parent and Purchasers shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary, preliminary, or permanent injunction, or any other equitable remedy which may then be available, including but not limited to an equitable accounting of all earnings, profits and other benefits arising from or in connection with such violation. Sellers agree not to oppose Parent and Purchasers' request for any of the above relief on the grounds that Parent and Purchasers have not been irreparably injured or that Parent and Purchasers have an adequate remedy at law or that such equitable relief is inappropriate. Nothing set forth in this Section 9.08(c) shall be construed as prohibiting Parent and Purchasers from pursuing any other rights and remedies available to them for such breach or threatened breach.

                  (d) Notwithstanding anything herein to the contrary, the covenants described in Section 9.08(a)(i), (ii) and (iii) shall terminate in the event of the acquisition of the remaining business of the Sellers by an unrelated third party in an arms' length transaction (whether pursuant to the acquisition of all or substantially all of the assets of the Sellers or the capital stock of CNT, or a merger, exchange or consolidation to which CNT is a party as a result of which the shareholders of CNT immediately prior to such transaction will own less than 51% of the outstanding equity interests of the surviving entity), but only in the event that both of the following conditions are satisfied:

                  (i) the acquisition cannot be consummated prior to the first anniversary of the date of Closing if the acquiring entity is listed on Schedule 9.08(d) attached hereto (unless such entity is primarily engaged in the storage networking business on the date of such acquisition); and

                  (ii) if the acquiring entity is engaged in a Competing Business, any Employees of the Business that are re-hired by Sellers may not work in or with the subsidiary, division or other business unit of the acquiring entity that is engaged in the Competing Business.

                  9.09 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at Parent and Purchasers' request and expense, but without further consideration, Sellers shall execute and deliver to Parent and Purchasers such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Parent and Purchasers may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Parent and Purchasers, and to confirm Parent and Purchasers' title to, all of the Business and the Assets, and, to the full extent permitted by Law, to put Parent and Purchasers in actual possession and operating control of the Assets and to assist Parent and Purchasers in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements.

                  9.10 Third-Party Consents. To the extent that any contract, lease, license or other agreement included in the Assets is not assignable or transferable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof (an "Unassigned Item"). Sellers shall use their reasonable best efforts (but without any requirement to pay money) to obtain the necessary consent to the assignment or transfer of all Unassigned Items, and Parent and Purchasers shall cooperate in those efforts. The beneficial interest in and to each Unassigned Item shall in any event pass to Parent and Purchasers at Closing, and Sellers covenant and agree to cooperate with Parent and Purchasers in any reasonable arrangement to provide Parent and Purchasers with Sellers' entire interest in the benefits under each Unassigned Item. If and only if such reasonable arrangement can be made, Parent and Purchasers agrees to accept the burdens and perform the obligations under such Unassigned Item. Furthermore, if the other party's consent is subsequently obtained (without any modification thereto which is adverse to Parent and Purchasers), Parent and Purchasers shall at such time agree to assume all liabilities and obligations thereunder at which time such Unassigned Item shall become an Asset. If and to the extent that such arrangement cannot be made, Parent and Purchasers shall have no obligation pursuant to Section 1.02(a) or otherwise with respect to any such Contract. The provisions of this Section 9.10 shall not affect the right of Parent and Purchasers not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 5.06 has not been fulfilled.

                  9.11     Submission to Jurisdiction.

                  (a) Parent and each Purchaser agree that any legal suit, action or proceeding instituted by any of them, arising out of or based upon this Agreement or the Operative Agreements shall be instituted in any Federal court in Hennepin County, State of Minnesota (or, if such courts do not have jurisdiction, as determined by the plaintiff, in any state court in Hennepin County, State of Minnesota), and irrevocably submits to and accepts the exclusive jurisdiction of such courts in any such proceeding. To the extent that CNTUK, any of its respective revenues, assets or properties has or hereafter may acquire any immunity from jurisdiction of any court in Hennepin County, State of Minnesota, CNTUK hereby irrevocably agrees not to claim, and irrevocably waives (to the extent it lawfully may do so), any such immunity, and any defense based on such immunity, in respect of its obligations arising out of this Agreement, the Operative Agreements or the transactions contemplated hereby or thereby.

                  (b) Each Seller agree that any legal suit, action or proceeding instituted by any of them, arising out of or based upon this Agreement or the Operative Agreements shall be instituted in any Federal court in Fulton County, State of Georgia (or, if such courts do not have jurisdiction, as determined by the plaintiff, in any state court in Fulton County, State of Georgia), and irrevocably submits to and accepts the exclusive jurisdiction of such courts in any such proceeding. To the extent that Parent, Jacada-UK, any of their respective revenues, assets or properties has or hereafter may acquire any immunity from jurisdiction of any court in Fulton County, State of Georgia, Parent and Jacada-UK hereby irrevocably agree not to claim, and irrevocably waives (to the extent it lawfully may do so), any such immunity, and any defense based on such immunity, in respect of its obligations arising out of this Agreement, the Operative Agreements or the transactions contemplated hereby or thereby.

                  9.12 Carve-Out Financial Statements. CNT will use reasonable best efforts to deliver to Parent and Purchasers true and complete copies of the following financial statements within thirty (30) after Closing:
(a) the audited consolidated balance sheet of the Business as of December 31, 2000 and 1999; and (b) the related audited statement of operations and cash flows for the fiscal years ended December 31, 2000, 1999 and 1998, together with a true and correct copy of the report on such audited information by CNT's auditors. The foregoing financial statements shall be referred to as the "Carve-Out Financial Statements". The Carve-Out Financial Statements (i) will be prepared from the Business Books and Records in accordance with GAAP, (ii) will fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) will be compiled from the Business Books and Records regularly maintained by management and used to prepare the financial statements of Sellers in accordance with the principles stated therein. CNT's auditors will be engaged and paid by Parent and Purchasers, and Parent and Purchasers will reimburse CNT for any reasonable out-of-pocket expenses incurred by Sellers in connection therewith. Notwithstanding the foregoing, in the event that Parent is unable to engage CNT's independent auditors, CNT shall engage such auditors to audit the Carve-Out Financial Statements, and Parent and Purchasers shall reimburse CNT for same.

                  9.13 Accounts Receivable. The parties will make reasonable efforts to collect all Accounts Receivable after the Closing, but neither party shall be obligated to institute any legal proceeding or hire any collection agent for the purpose of collecting such accounts receivable. Sellers shall repurchase from Purchasers on the date which is ninety (90) days following the Closing Date (or on such other date as Sellers and Purchasers mutually agree), all such Accounts Receivable, to the extent not collected on or before such date, for a purchase price equal to 100% of their outstanding balance. The amount repurchased shall be net of any bad debt reserves, and with respect to maintenance receivables, net of any remaining deferral of accrued revenue related to the uncollectible receivable so repurchased. In determining whether an account has been collected, payments by an account debtor shall be applied to the oldest accounts outstanding, unless otherwise reasonably indicated by remittance advice or similar documentation that such payment should not be applied to the oldest accounts because of a dispute with respect to such accounts.

                  9.14 Access to Records. Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period extending five (5) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made. Notwithstanding anything to the contrary contained in this
Section 9.14, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records relating to the matter in dispute shall be subject to applicable rules relating to discovery.

                                   ARTICLE X
                                  DEFINITIONS

                  10.01    Definitions.

                  (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Accounts Payable" has the meaning ascribed to it in Section 1.02(a)(iii).

                  "Accounts Receivable" has the meaning ascribed to it in
Section 1.01(a)(iii).

                  "Acquisition" means the purchase and sale of the Assets pursuant to this Agreement.

                  "Acquisition Transaction" has the meaning ascribed to it in
Section 4.04).

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Adjusted Net Worth" has the meaning ascribed to it in Section 1.06(b).

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person having record ownership of ten percent (10%) or more of the voting securities of another Person (other than CEDE & Co.) shall be deemed to control that Person.

                  "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 5.03 and 6.03, as the same shall be amended from time to time.

                  "Annual Financial Statement Date" means the last day of the most recent fiscal year of the Business for which Financial Statements are delivered to Parent and Purchasers pursuant to Section 2.06.

                  "Annual Financial Statements" means the Financial Statements for the most recent fiscal year of the Business delivered to Parent and Purchasers pursuant to Section 2.06.

                  "Assets" has the meaning ascribed to it in Section 1.01(a).

                  "Assignment Instruments" has the meaning ascribed to it in
Section 1.04.

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, who has the same home as such Person.

                  "Assumed Agreements" has the meaning ascribed to it in Section 1.01(a)(v).

                  "Assumed Liabilities" has the meaning ascribed to it in
Section 1.02(a).

                  "Assumption Agreement" has the meaning ascribed to it in
Section 1.04.

                  "Assumption Instruments" has the meaning ascribed to it in
Section 1.04.

                  "Benefit Plan" has the meaning ascribed to it in Section 2.12.

                  "Bill of Sale" has the meaning ascribed to it in Section 1.04.

                  "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets and properties of such Person, including without limitation, budgets, pricing guidelines, ledgers, journals, Contracts, Licenses, customer lists, computer files and programs, retrieval programs and operating data.

                  "Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Business Books and Records" has the meaning ascribed to it in
Section 1.01(a)(ix).

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Georgia are authorized or obligated to close.

                  "Carve-Out Financial Statements" has the meaning ascribed to it in Section 9.11.

                  "Claim Notice" means written notification pursuant to Section 9.02(a) of a Third Party Claim as to which indemnity under Section 9.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 9.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

                  "Closing" means the closing of the transactions contemplated by Section 1.04.

                  "Closing Date" has the meaning ascribed to it in Section 1.04.

                  "Closing Date Statement" has the meaning ascribed to it in
Section 1.06.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Competing Business" means a business competitive with the Business, as the Business exists as of the date hereof.

                  "Condition of the Business" means the business, condition (financial or otherwise), results of operations, assets, properties of the Business.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Disclosure Schedule" means the record delivered to Parent and Purchasers by Sellers herewith and dated as of the date hereof, as modified pursuant to Section 4.06 hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

                  "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "Domain Name" has the meaning ascribed to it in Section
2.15(n).

                  "Employee" means each current employee, officer or consultant of any Seller engaged in the conduct of the Business (excluding administrative personnel that have job functions in whole or in part supporting other business units of Sellers).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Escrow Agent" means the Person selected by Parent and Purchasers who shall serve as Escrow Agent pursuant to the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement to be executed at Closing among Parent, Seller and the Escrow Agent.

                  "Escrowed Amount" has the meaning ascribed to it in Section 1.03(b).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

                  "Financial Statements" means the pro forma financial statements delivered to Parent and Purchasers pursuant to Section 2.06.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "General Assignment" has the meaning ascribed to it in Section 1.04.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article IX, including without limitation a Person asserting a claim pursuant to Section 9.02.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article IX, including without limitation a Person against whom a claim is asserted pursuant to Section 9.02.

                  "Indemnity Notice" means written notification pursuant to
Section 9.02(b) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Independent Accountant" has the meaning ascribed to it in
Section 1.06(c).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, domain names, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, methods, designs, devices, tools, specifications, techniques, algorithms, formulae, improvements, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, computer programs, software (whether in source or object code) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Intellectual Property Assets" has the meaning ascribed to it in Section 1.01(a)(vii).

                  "Inventory" has the meaning ascribed to it in Section 1.01(a)(i).

                  "Israeli Approvals" has the meaning ascribed to it in Section 3.04.

                  "Key Employees" means the Employees identified by Parent and Purchasers to Sellers in writing as soon as reasonably practicable after the date of this Agreement.

                  "Knowledge" means in the case of an individual that he will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter or would be expected to be aware of such fact or matter after due inquiry. When used with respect to any or all of the Sellers, Knowledge means the Knowledge of Thomas Hudson, Gregory Barnum, Jeffery Bertelsen, Gail Greener, Michael Ducatelli, William Fell and Mark Kazimer, and when used with respect to Parent or Purchasers, means the Knowledge of Gideon Hollander, Michael Potts, Robert Aldworth and Lisa Wannamaker.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sales Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Material Adverse Effect" has the meaning ascribed to it in
Section 2.01.

                  "Operative Agreements" means, collectively, the Escrow Agreement, the Transition Services Agreement, the Warrant, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments and any other agreements to be entered into in connection with the Acquisition.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Parent Material Adverse Effect" has the meaning ascribed to it in Section 2.01.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business and (iv) any lien set forth on Section 2.13(b) of the Disclosure Schedules.

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Personal Property Leases" has the meaning ascribed to it in
Section 1.01(a)(iv).

                  "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                  "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(vi).

                  "Products" has the meaning ascribed to it in Section 2.15(c).

                  "Purchase Price" has the meaning ascribed to it in Section 1.03(a).

                  "Purchasers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Indemnified Parties" means Purchasers, Parent and their respective officers, directors, employees, agents and Affiliates.

                  "Real Property Leases" has the meaning ascribed to it in
Section 1.01(b)(i).

                  "Representative" means a Person's directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel and accountants.

                  "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "Restricted Territory" means the United States of America and the United Kingdom.

                  "Retained Liabilities" has the meaning ascribed to it in
Section 1.02(b).

                  "SEC" has the meaning ascribed to it in Section 3.07.

                  "SEC Documents" has the meaning ascribed to it in Section
3.07.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Sellers' Standard Severance Practice" means one week of severance pay for each year of service with Sellers (subject to a two-week minimum) and, in the event that the applicable Employee executes a release in favor of Sellers, an additional two to six weeks of severance pay (depending on the applicable Employee's position) and payment of two months of COBRA costs.

                  "Severance Reimbursement Obligation" has the meaning ascribed to it in Section 9.06(e).

                  "Shared Facilities and Assets" means the following items to the extent not related exclusively to the Business: (i) the accounting records of CNT and its subsidiaries, (ii) assets, property, contracts, trusts or rights related to Benefit Plans, (iii) insurance polices and rights thereto, (iv) inventory (other than Inventory), (v) assets, tangible or intangible, related to general and administrative services of CNT and its subsidiaries generally, including finance, information technology, accounting systems, human resources, heating, ventilation and air conditioning systems, real estate and vehicles, and
(vi) domain names (other than www.propelis.com and www.legacyEAI.com), phone numbers, phone systems, shared networks and computer systems, (viii) the name Computer Network Technology Corporation, CNT and related trademarks, service marks, trade dress, logos and corporate names.

                  "Tangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(ii).

                  "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Third Party Claim" has the meaning ascribed to it in Section 9.02(a).

                  "Third Party Licenses" has the meaning ascribed to it in
Section 2.15(b).

                  "Third Party Technology" has the meaning ascribed to it in
Section 2.15(b).

                  "Warrant" has the meaning ascribed to it in Section 1.03(a).

                  "webMethods License" means that certain Technology License Agreement by and between IntelliFrame Corporation and RealLegacy.com, Inc. dated February 2, 2001.

                  "webMethods Option" means the patent license option existing in favor of webMethods, Inc. ("webMethods") pursuant to Section 5.15 of that certain Agreement and Plan of Merger by and among webMethods, CNT and certain other parties dated January 26, 2001.

                  "Unassigned Item" has the meaning ascribed to it in Section 9.09.

                  "Underlying Shares" has the meaning ascribed to it in Section 1.03(a).

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Sellers in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XI
                                   TERMINATION

                  11.01    Termination. This Agreement may be terminated:

                  (a) by mutual written consent of Parent and Purchasers and Seller;

                  (b) by Parent and Purchasers, if the conditions set forth in Article V shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Sellers on or before August 31, 2001, provided that Parent and Purchasers are not in material default under this Agreement; or

                  (c) by Sellers, if the conditions set forth in Article VI shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Purchasers on or before August 31, 2001, provided that Seller is not in material default under this Agreement; or

                  (d) by either Parent and Purchasers or Sellers in the event that Closing has not occurred on or before August 31, 2001.

                  11.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and there shall be no continuing obligation on the part of any party hereto or any of its affiliates, directors, officers or shareholders except the provisions of Sections 9.10, 12.04 and 12.05 shall survive. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Parent or Purchasers, to:

                  Jacada Ltd.
                  400 Perimeter Center Terrace
                  Suite 195
                  Atlanta, Georgia 30346
                  Facsimile No.: (770) 352-1313
                  Attn: Chief Financial Officer

                  with copies to:

                  Jacada Ltd.
                  400 Perimeter Center Terrace
                  Suite 195
                  Atlanta, Georgia 30346
                  Facsimile No.: (770) 352-1313
                  Attn: General Counsel

                  Smith, Gambrell & Russell
                  1230 Peachtree Street, N.E.
                  Suite 3100
                  Atlanta, Georgia 30309-3592
                  Facsimile No.: (404) 685-6932
                  Attn: Arthur Jay Schwartz, Esq.

                  If to Sellers, to:

                  Computer Network Technology Corporation
                  6000 Nathan Lane North
                  Plymouth, Minnesota 55442
                  Facsimile No.: (763) 268-6810
                  Attn: Chief Financial Officer

                  with a copy to:

                  Leonard, Street and Deinard, P.A.
                  Suite 2300
                  1500 South Fifth Street
                  Minneapolis, Minnesota 55402
                  Facsimile No.: (612) 335-7076
                  Attn: Morris M. Sherman

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  12.02 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

                  12.03 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof between the parties, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE OPERATIVE AGREEMENTS, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OPERATIVE AGREEMENTS.

                  12.04 Expenses. Except as provided in the following sentence and except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party (Sellers collectively, and Purchasers and Parent collectively, each being one party for purposes of this Section 12.04) will pay its own costs and expenses (including without limitation all broker's or finder's fees) incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, in the event that Closing occurs, Jacada-US will reimburse Sellers for the Severance Reimbursement Obligation in accordance with Section 9.06(e) and will pay CNT's auditors for the Carve-Out Financial

Statements in accordance with Section 9.13. Parent and Purchasers shall reimburse Employees and CNT (without duplication) for all out-of-pocket travel and lodging expenses incurred in accordance with CNT's travel policies which are associated with job interviews by Employees with Parent and Purchasers. The foregoing sentence shall survive termination of this Agreement.

                  12.05 Confidentiality. In connection with the negotiation of this Agreement, a party (Sellers collectively, and Purchasers and Parent collectively, each being one party for purposes of this Section 12.05) hereto (the "Disclosing Party") may disclose Confidential Information to one of the other parties hereto (the "Disclosee"). Each party agrees that if the transactions contemplated herein are not consummated, it will return to the Disclosing Party all documents and other written information furnished to it. Each party further agrees not to use, except for purposes of accomplishing the transactions contemplated herein, and not to disclose or reveal to any other Person (except in connection with financing transactions or mergers and acquisitions where the recipient has executed a confidentiality agreement) any of the Disclosing Party's Confidential Information (other than to such party's Affiliates and Representatives who have a need to know such information in connection with the transactions contemplated herein and who have been instructed to treat such as confidential); provided, however, that the foregoing obligations shall not apply to (a) any information which was known by the Disclosee prior to its disclosure by or on behalf of the Disclosing Party; (b) any information which was in the public domain prior to the disclosure thereof;
(c) any information which comes into the public domain through no fault of the Disclosee; or (d) any information which is required to be disclosed by an Order or by any Law. The Disclosee shall bear the burden of demonstrating the applicability of one or more of the foregoing exceptions. For purposes of this Agreement, "Confidential Information" shall mean, with respect to any Person, any and all technical, business, and other information of such Person which derives value, actual or potential, economic or otherwise, from not being generally known to the public or to other Persons, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the acquisition and investment plans and strategies, business plans or operations of the Person or its Affiliates. Confidential Information of a Person includes information of third parties that such Person is obligated to keep or treat as confidential. The provisions of this Section 12.05 shall survive any termination of this Agreement for any reason and shall continue indefinitely; provided, however, that the restrictions contained in this Section 12.05 shall terminate with respect to any Confidential Information that does not constitute a trade secret under applicable Law after the third anniversary of the date hereof.

                  12.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  12.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  12.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person under United States or English law (including the Contracts (Rights of Third parties)
Act) other than any Person entitled to indemnity under Article IX.

                  12.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that either Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein or (ii) any post-Closing purchaser of the Business or a substantial part of the Assets but no such assignment shall relieve Purchasers of their obligations hereunder. Sellers may assign their rights hereunder to any Affiliate or to any Person that acquires all or substantially all of the remaining business of Sellers. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  12.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  12.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures delivered as facsimiles shall be binding to the same extent as original signatures.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                               JACADA LTD.



                               By:    /s/ Robert C. Aldworth
                                   ---------------------------------------------
                                   Name:  Robert C. Aldworth
                                          --------------------------------------
                                   Title: CFO
                                          --------------------------------------


                               JACADA, INC.



                               By:    /s/ Robert C. Aldworth
                                   ---------------------------------------------
                                   Name:  Robert C. Aldworth
                                          --------------------------------------
                                   Title: CFO
                                          --------------------------------------


                               JACADA (EUROPE), LIMITED



                               By:    /s/ Robert C. Aldworth
                                   ---------------------------------------------
                                   Name:  Robert C. Aldworth
                                          --------------------------------------
                                   Title: Director
                                          --------------------------------------


                               COMPUTER NETWORK TECHNOLOGY CORPORATION



                               By:    /s/ Greg Barnum
                                   ---------------------------------------------
                                   Name:  Greg Barnum
                                          --------------------------------------
                                   Title: Chief Financial Officer
                                          --------------------------------------

                               PROPELIS SOFTWARE, INC., f/k/a/
                               REALLEGACY.COM. INC. AND
                               CNT ACQUISITION I CORPORATION



                               By:    /s/ Greg Barnum
                                  ----------------------------------------------
                                  Name:   Greg Barnum
                                          --------------------------------------
                                  Title:  Chief Financial Officer
                                          --------------------------------------

                               CNT INTERNATIONAL LTD.



                               By:   /s/ Greg Barnum
                                  ----------------------------------------------
                                  Name:  Greg Barnum
                                         ---------------------------------------
                                  Title: Director
                                         ---------------------------------------